                                POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby authorizes Peter
M. Strumph, Daron Evans, and David M. Tanen of Nile Therapeutics, Inc. ("Nile"),
to execute for and on behalf of the undersigned,  in the undersigned's  capacity as a Section 16 reporting person of Nile,  Forms 3,  4 and 5, and any amendments thereto,  and cause such form(s) to be filed with the United  States  Securities and Exchange  Commission  and The NASDAQ Stock Market.  The  undersigned  hereby grants to each such  attorney-in-fact full power and authority to do and perform any and every act and thing  whatsoever  requisite,  necessary,  or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all  intents  and  purposes  as the  undersigned  might or  could do  personally present,  with full power of  substitution or revocation,  hereby  ratifying and confirming  all that  each  such  attorney-in-fact,  or such  attorney's-in-fact substitute or  substitutes,  shall  lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing  attorneys-in-fact,  in serving in such capacity at the request of the undersigned,  are not assuming,  nor is Nile assuming, any
of  the  undersigned's   responsibilities  to  comply  with  Section 16  of  the
Securities Exchange Act of 1934, as amended or the rules promulgated thereunder.

        This Power of Attorney  shall  remain in full force and effect until the undersigned  is no longer  required to file Forms 3, 4 and 5 with respect to the undersigned's  holdings  of, and  transactions  in,  securities  issued by Nile, unless earlier revoked by the  undersigned in a signed writing  delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of May, 2008.

                                          /s/ Joshua A. Kazam
                                          --------------------------------------
                                              Joshua A. Kazam